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                                                                      EXHIBIT 5

                              SARA LEE CORPORATION


October 2, 1995

Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, IL  60602-4260

                 Re:      Registration of 440,382
                          Shares of Common Stock on Form S-3

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, of 440,382 shares ("Shares") of Common Stock, par value $1.33-1/3 per share, of Sara Lee Corporation, a Maryland corporation (the "Corporation"), I have (i) examined the Corporation's Articles of Incorporation, as amended, the Agreement and Plan of Reorganization dated October 11, 1994, by and among Sara Lee Corporation, PYA/Monarch, Inc., Frigid Freeze Foods, Inc., PYA General Partner Corp., PYA Limited Partner Corp., L.M. Sandler & Sons, Incorporated, Sandler Limited Partner Corp., Sandler General Partner Corp., Steven B. Sandler, Arthur B. Sandler, and Consolidated Foodservice Companies Limited Partnership (the "Agreement and Plan of Reorganization"), and the minutes and resolutions of the Board of Directors authorizing and approving the Agreement and Plan of Reorganization; (ii) participated in the preparation and filing of the Registration Statement on Form S-3 and related Prospectus with respect to the said 440,382 Shares and, (iii) made such further examination and inquiry as I deemed necessary to enable me to render to you the following opinion.

1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Maryland.

2. The Shares have been legally issued and are fully paid and nonassessable.

I hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Corporation's Registration Statement on Form S-3 relating to the Shares, and the use of my name in the Registration Statement.


Very truly yours,

/s/ Janet L. Kelly

Janet L. Kelly
Senior Vice President, Secretary
  and General Counsel